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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   March 16, 2020

Commission file number 001-38025

U.S. WELL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-1847117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800, Houston, Texas
(Address of principal executive offices)

_________________________

Registrant’s telephone number, including area code:

(832) 562-3730
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value	USWS	NASDAQ Capital Market
WARRANTS	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In light of recent current marketplace conditions, and as part of a plan to right size U.S. Well Services, Inc.’s (together with its subsidiaries, the “Company”) corporate and administrative functions and in consideration of the future direction of the Company, following mutual discussions, the Company notified Nathan Houston that his last day of employment with the Company would be March 16, 2020 (“Separation Date”). Mr. Houston has served the Company with distinction as Chief Operating Officer. The Company has allocated the Chief Operating Officer responsibilities amongst its existing staff. Since joining the Company in March 2012, Mr. Houston has been an integral part of the leadership team and his dedication, commitment and contributions unwavering.

In connection with the foregoing, the Company entered into a First Amendment, dated as of March 19, 2020 (the “Amendment”) to the existing Employment Agreement with Mr. Houston, dated as of July 13, 2018 (the “Employment Agreement”). The Amendment provides, among other things, that, upon termination by the Company without Cause, Mr. Houston is entitled to receive, among other things, (A) on or before the sixtieth (60th) day following the Separation Date: (i) all base salary through the Separation Date and any other accrued compensation or vested benefits as of the Separation Date, in each case subject to applicable taxes and withholdings, (ii) reimbursement for expenses incurred through the Separation Date, (iii) a bonus for the 2019 calendar year to the extent earned, subject to applicable taxes and withholdings, and (iv) after-tax reimbursement of 100% of the COBRA premiums for up to 18 months after the Separation Date or the date Mr. Houston becomes eligible for group health insurance coverage under another employer’s group health insurance, whichever is sooner; and (B) in thirty-six (36) semi-monthly payments totaling: (i) 1.5 times Mr. Houston’s current annualized base salary; and (ii) 1.5 times the average annual bonus during the prior two calendar years under the Company’s annual incentive plan, subject to applicable taxes and withholdings. Further, the Amendment deletes in its entirety Section 6.01 addressing Competition/Solicitation. Lastly, the Amendment adds a new Section 6.08 pursuant to which Mr. Houston agrees to cooperate with and assist the Company with any actions, suits, claims, investigations, proceedings, charges, complaints, or other legal proceedings for which he is a witness or has material information, pursuant to which he will be treated as an independent contractor.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of March 19, 2020 by and between the Company and Nathan Houston

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

March 20, 2020	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer